SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 09/30/2004
FILE NUMBER 811-3826
SERIES NO.: 4

74U.     1.   Number of shares outstanding (000's Omitted)
              Class A Shares                     1,647
         2.   Number of shares outstanding of a second class of open-end company shares
              Class B Shares                       512
              Class C Shares                       662
              Class K Shares                     2,616
              Investor Class                    15,350


74V.     1.   Net asset value per share (to nearest cent)
              Class A Shares                   $ 41.28
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B Shares                   $ 40.56
              Class C Shares                   $ 39.62
              Class K Shares                   $ 40.80
              Investor Class                   $ 41.23